                                                                       Exhibit 4

                                LYNCH CORPORATION
                           2001 EQUITY INCENTIVE PLAN

1.       PURPOSE

         The purpose of this Equity  Incentive  Plan (the  "Plan") is to advance the interests of Lynch  Corporation  (the  "Company")  and its  subsidiaries  by enhancing  their  ability to attract and retain  employees  and other persons or entities who are in a position to make significant  contributions to the success of the Company and its subsidiaries through ownership of shares of the Company's common stock ("Stock"), and cash incentives.

         The Plan is intended to accomplish  these goals by enabling the Company to grant Awards in the form of Options,  Stock Appreciation  Rights,  Restricted
Stock or Unrestricted Stock Awards, Deferred Stock Awards or Performance Awards,
or combinations thereof, all as more fully described below.

2.       ADMINISTRATION

         Unless  otherwise  determined  by the Board of Directors of the Company
(the  "Board"),  the  Plan  will  be  administered  by the  Company's  Executive
Compensation and Benefits Committee (the "Committee").

         The Committee will have authority,  not  inconsistent  with the express provisions  of the Plan and in addition  to other  authority  granted  under the
Plan, to (a) grant Awards at such time or times as it may choose;  (b) determine the size of each Award,  including  the number of shares of Stock subject to the
Award;  (c) determine  the type or types of each Award;  (d) determine the terms and conditions of each Award;  (e) waive compliance by a holder of an Award with any  obligations  to be  performed  by such holder  under an Award and waive any terms or conditions of an Award;  (f) amend or cancel an existing Award in whole or in part (and if an award is  canceled,  grant  another  Award in its place on such terms and  conditions  as the  Committee  shall  specify),  except that the
Committee  may not,  without  the  consent of the  holder of an Award,  take any action  under  this  clause  with  respect to such  Award if such  action  would adversely  affect the rights of such holder;  (g) prescribe the form or forms of instruments that are required or deemed  appropriate  under the Plan,  including any written notices and elections  required of Participants  (as defined below), and change such forms from time to time; (h) adopt,  amend and rescind rules and regulations for the  administration  of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee,  and all other  determinations  and  actions  of the  Committee  made or taken  under authority granted by any provision of the Plan, will be conclusive and will bind all parties.  Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 7.3 or Section 8.6.

3. EFFECTIVE DATE AND TERM OF PLAN

         The Plan will become  effective  on the date on which it is approved by the  stockholders of the Company.  Awards may be made prior to such  stockholder approval if made subject  thereto.  No Award may be granted under the Plan after
December 10, 2011, but Awards previously granted may extend beyond that date.

4.       SHARES SUBJECT TO THE PLAN

         Subject to adjustment as provided in Section 8.6, the aggregate  number of shares of Stock that may be delivered under the Plan will be 600,000.  If any
Award requiring  exercise by the  Participant  for delivery of Stock  terminates without  having been exercised in full, or if any Award payable in Stock or cash is  satisfied  in cash rather  than  Stock,  the number of shares of Stock as to which such Award was not  exercised  or for which cash was  substituted  will be available for future grants.

         Subject to Section 8.6(a),  the maximum number of shares of Stock as to which Options or Stock Appreciation  Rights may be granted to any Participant in any one  calendar  year is 200,000,  which  limitation  shall be  construed  and applied consistently with the rules under Section 162(m) of the Internal Revenue
Code of 1986, as amended (the "Code").

         Stock  delivered  under the Plan may be either  authorized but unissued
Stock or previously  issued Stock  acquired by the Company and held in treasury.
No fractional shares of Stock will be delivered under the Plan.

5.       ELIGIBILITY AND PARTICIPATION

         Each  key  employee  of the  Company  or any  of its  subsidiaries  (an
"Employee")  and each  other  person or  entity  (including  without  limitation non-Employee  directors of the Company or a subsidiary  of the Company)  who, in the  opinion  of  the  Committee,  is  in  a  position  to  make  a  significant contribution to the success of the Company or its subsidiaries  will be eligible to receive Awards under the Plan (each such Employee, person or entity receiving an Award, "a  Participant").  A "subsidiary"  for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly,  stock possessing
50% or more of the total combined voting power of all classes of stock.

6.       TYPES OF AWARDS

         6.1.     OPTIONS

         (a)      Nature of Options.  An Option is an Award giving the recipient the right on exercise thereof to purchase Stock.

         Both  "incentive  stock  options," as defined in Section  422(b) of the
Code (any  Option  intended  to  qualify  as an  incentive  stock  option  being hereinafter  referred  to as an "ISO"),  and Options  that are not ISOs,  may be granted  under the Plan.  ISOs shall be  awarded  only to  Employees.  An Option awarded under the Plan shall be a non-ISO  unless it is expressly  designated as an ISO at time of grant.

         (b)      Exercise  Price.  The  exercise  price  of an  Option  will be determined by the Committee subject to the following:

                  (1)      The exercise price of an ISO or an Option intended to
         qualify as performance based  compensation  under Section 162(m) of the
         Code shall not be less than 100% of the fair market  value of the Stock subject to the Option, determined as of the time the Option is granted.

                  (2)      In no case may the  exercise  price  paid  for  Stock
         which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

         (c)      Duration of options. The latest date on which an Option may be exercised  will be the tenth  anniversary of the day  immediately  preceding the date the Option was granted,  or such earlier date as may have been specified by the Committee at the time the Option was granted.

         (d)      Exercise of Options. An Option will become exercisable at such time or  times,  and on such  conditions,  as the  Committee  may  specify.  The
Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing,  signed by the proper  person and  delivered  or mailed to the Company, accompanied  by (1) any  documents  required by the Committee and (2) payment in full in accordance  with  paragraph (e) below for the number of shares for which the Option is exercised.

         (e)      Payment for Stock.  Stock  purchased  on exercise of an Option must be paid for as follows:  (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order  payable  to the  order  of the  Company  or  (2) if so  permitted  by the
Committee  at or after the grant of the Option or by the  instrument  evidencing the Option, (i) through the delivery of shares of Stock which have been held for at least six months (unless the Committee  approves a shorter  period) and which have a fair market  value equal to the  exercise  price,  (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the
Company  sufficient funds to pay the exercise price, or (iii) by any combination of the foregoing permissible forms of payment.

         (f)      Discretionary  Payments.  If (i) the market price of shares of
Stock subject to an Option (other than an Option which is in tandem with a Stock
Appreciation  Right as described  in Section 6.2) exceeds the exercise  price of the  Option at the time of its  exercise,  and (ii) the  person  exercising  the
Option so requests  the  Committee  in writing,  the  Committee  may in its sole discretion  cancel the Option and cause the  Company to pay in cash or in shares of Common  Stock (at a price per share equal to the fair market value per share)
to the person  exercising the Option an amount equal to the  difference  between the fair market value of the Stock which would have been  purchased  pursuant to the exercise  (determined  on the date the Option is canceled) and the aggregate exercise price which would have been paid.

         6.2.     STOCK APPRECIATION RIGHTS.

         (a)      Nature  of Stock  Appreciation  Rights.  A Stock  Appreciation
Right (or  "SAR") is an Award  entitling  the holder on  exercise  to receive an amount in cash or Stock or a combination  thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Stock.  SARs may be based  solely on  appreciation  in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth such as

(but not limited) to appreciation in a recognized  market index.  The date as of which such  appreciation  or other measure is  determined  shall be the exercise date unless another date is specified by the Committee.

         (b)      Grant of Stock Appreciation  Rights. Stock Appreciation Rights
may be granted in tandem with, or  independently  of, Options  granted under the
Plan.

                  (1)      Rules   Applicable  to  Tandem  Awards.   When  Stock
         Appreciation  Rights are granted in tandem with Options,  (a) the Stock
         Appreciation  Right will be exercisable only at such time or times, and to the  extent,  that the  related  Option is  exercisable  and will be exercisable in accordance  with the procedure  required for exercise of the related Option; (b) the Stock Appreciation Right will terminate and no  longer be  exercisable  upon the  termination  or  exercise  of the related  Option,  except that a Stock  Appreciation  Right granted with respect  to less than the full  number of shares  covered  by an Option will not be reduced  until the number of shares as to which the related
         Option  has been  exercised  or has  terminated  exceeds  the number of shares not covered by the Stock Appreciation Right; (c) the Option will terminate and no longer be exercisable upon the exercise of the related
         Stock Appreciation  Right; and (d) the Stock Appreciation Right will be transferable only with the related Option.

                  (2)      Exercise of Independent Stock Appreciation  Rights. A
         Stock  Appreciation  Right not  granted in tandem  with an Option  will become  exercisable at such time or times, and on such  conditions,  as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.

         Any  exercise of an  independent  Stock  Appreciation  Right must be in writing,  signed by the proper  person and  delivered  or mailed to the Company, accompanied by any other documents required by the Committee.

         6.3.     RESTRICTED AND UNRESTRICTED STOCK.

         (a)      Grant of Restricted Stock. Subject to the terms and provisions of the Plan,  the  Committee  may grant shares of Stock in such amounts and upon such  terms and  conditions  as the  Committee  shall  determine  subject to the restrictions described below ("Restricted Stock").

         (b)      Restricted  Stock Agreement.  The Committee may require,  as a condition to an Award, that a recipient of a Restricted Stock Award enter into a
Restricted Stock Award Agreement,  setting forth the terms and conditions of the
Award. In lieu of a Restricted Stock Award Agreement,  the Committee may provide the  terms and  conditions  of an Award in a notice  to the  Participant  of the
Award,  on the stock  certificate  representing  the  Restricted  Stock,  in the resolution approving the Award, or in such other manner as it deems appropriate.

         (c)      Transferability  and Other  Restrictions.  Except as otherwise provided in this Section 6.3, the shares of Restricted  Stock granted herein may
not  be  sold,  transferred,   pledged,  assigned,  or  otherwise  alienated  or
hypothecated  until the end of the applicable  period or periods  established by the  Committee and the  satisfaction  of any other  conditions  or  restrictions established  by the  Committee  (such period  during which a share of Restricted
Stock is subject to such  restrictions  and  conditions  is  referred  to as the
"Restricted  Period").  Except as the Committee may  otherwise  determine  under
Section 7.1 or Section 7.2, if a Participant dies or suffers a Status Change (as defined at Section  7.2(a)) for any reason  during the  Restricted  Period,  the
Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the  Participant  for such shares;
provided,  that if no cash was paid by the Participant such shares of Restricted
Stock shall be automatically forfeited to the Company.

         During the  Restricted  Period with respect to any shares of Restricted
Stock,  the Company shall have the right to retain in the  Company's  possession the certificate or certificates representing such shares.

         (d)      Removal of Restrictions.  Except as otherwise provided in this
Section 6.3, a share of  Restricted  Stock  covered by a Restricted  Stock grant shall become  freely  transferable  by the  Participant  upon  completion of the
Restricted  Period,  including the passage of any applicable  period of time and
satisfaction  of  any  conditions  to  vesting.  The  Committee,   in  its  sole
discretion,  shall  have the right at any time  immediately  to waive all or any part of the  restrictions  and conditions  with regard to all or any part of the shares held by any Participant.

         (e)      Voting Rights.  Dividends and Other Distributions.  During the
Restricted  Period,  Participants  holding  shares of  Restricted  Stock granted hereunder  may exercise  full voting  rights and shall  receive all regular cash dividends  paid with  respect  to such  shares.  Except as the  Committee  shall otherwise  determine,  any other cash dividends and other  distributions paid to
Participants with respect to shares of Restricted Stock, including any dividends and distributions paid in shares,  shall be subject to the same restrictions and conditions  as the shares of  Restricted  Stock with  respect to which they were paid.

         (f)      Other Awards Settled with Restricted Stock. The Committee may, at the time any Award  described in this Section 6 is granted,  provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

         (g)      Unrestricted Stock. Subject to the terms and provisions of the
Plan,  the  Committee may grant shares of Stock free of  restrictions  under the
Plan in such amounts and upon such terms and  conditions as the Committee  shall determine.

         (h)      Notice of Section 83(b) Election.  Any  Participant  making an election  under Section 83(b) of the Code with respect to Restricted  Stock must provide a copy  thereof to the Company  within 10 days of filing  such  election with the Internal Revenue Service.

         6.4.     DEFERRED STOCK.

         A Deferred  Stock Award  entitles the  recipient  to receive  shares of
Stock to be  delivered  in the future.  Delivery of the Stock will take place at such time or times,  and on such conditions,  as the Committee may specify.  The
Committee may at any time  accelerate  the time at which  delivery of all or any part of the Stock  will take  place.  At the time any  Award  described  in this
Section 6.4 is granted,  the Committee may provide that, at the time Stock would otherwise  be  delivered  pursuant to the Award,  the  Participant  will instead receive an instrument  evidencing the Participant's  right to future delivery of
Deferred Stock.

         6.5.     PERFORMANCE AWARDS; PERFORMANCE GOALS.

         (a)      Nature of Performance Awards. A Performance Award entitles the recipient  to  receive,  without  payment,  an  amount  in  cash or  Stock  or a combination thereof (such form to be determined by the Committee)  following the attainment of Performance Goals (as hereinafter defined).  Performance Goals may
be  related  to  personal  performance,   corporate  performance,   departmental
performance or any other  category of performance  established by the Committee.
The Committee will determine the Performance Goals, the period or periods during which  performance  is to  be  measured  and  all  other  terms  and  conditions applicable to the Award.

         (b)      Other Awards Subject to Performance  Condition.  The Committee
may, at the time any Award described in this Section 6.5 is granted,  impose the condition (in addition to any conditions specified or authorized in this Section
6 or any other provision of the Plan) that Performance Goals be met prior to the
Participant's  realization  of any payment or benefit under the Award.  Any such
Award made subject to the achievement of Performance Goals (other than an Option or SAR) shall be treated as a Performance  Award for purposes of Section  6.5(c)
below.

         (c)      Limitations  and Special Rules. In the case of any Performance
Award  intended  to qualify  for the  performance-based  remuneration  exception described in Section 162(m)(4)(C) of the Code and the regulations thereunder (an
"Exempt  Award"),  the  Committee  shall  in  writing   pre-establish   specific
Performance  Goals. A Performance  Goal must be established  prior to passage of
25% of the period of time over which  attainment of such goal is to be measured.
"Performance  Goal" means  criteria  based upon any one or more of the following
(on a  consolidated,  divisional,  subsidiary,  line of business or geographical basis or in  combinations  thereof):  (i)  sales;  revenues;  assets;  expenses;
earnings  before or after  deduction for all or any portion of interest,  taxes, depreciation or  amortization,  whether or not on a continuing  operations or an aggregate or per share basis; return on equity,  investment,  capital or assets;
inventory  level or  turns;  one or more  operating  ratios;  borrowing  levels, leverage ratios or credit rating; market share; capital expenditures; cash flow;
stock price;  stockholder  return; or any combination of the foregoing;  or (ii)
acquisitions  and  divestitures  (in  whole  or in  part);  joint  ventures  and
strategic  alliances;   spin-offs,  split-ups  and  the  like;  reorganizations;
recapitalizations,  restructurings,  financings (issuance of debt or equity) and refinancings;  transactions  that would  constitute a Change of Control;  or any combination  of the  foregoing.  A  Performance  Goal and targets  with  respect thereto  determined  by the  Committee  need not be based  upon an  increase,  a positive or improved  result or  avoidance  of loss.  The maximum  Exempt  Award payable to any Participant in respect of any such  Performance Goal for any year shall not exceed  $2,500,000.  Payment of Exempt Awards based upon a Performance
Goal for the year ending  December 31, 2008 and thereafter is  conditioned  upon reapproval by Employer's  shareholders no later than Employer's first meeting of shareholders in the year ending December 31, 2007.

7.       EVENTS AFFECTING OUTSTANDING AWARDS

         7.1.     DEATH.

         If a Participant dies, the following will apply:

         (a)      All  Options  and  Stock  Appreciation   Rights  held  by  the
Participant  immediately prior to death, to the extent then exercisable,  may be exercised  by the  Participant's  executor  or  administrator  or the  person or persons to whom the  Option or Right is  transferred  by will or the  applicable laws of descent and distribution,  at any time within the one year period ending with the first anniversary of the Participant's death (or such shorter or longer period as the Committee may  determine),  and shall thereupon  terminate.  In no event,  however,  shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been  exercised  without regard to this Section 7. Except as otherwise determined by the Committee, all Options and
Stock Appreciation Rights held by a Participant  immediately prior to death that are not then exercisable shall terminate at death.

         (b)      Except  as  otherwise   determined  by  the   Committee,   all
Restricted  Stock held by the  Participant  must be  transferred  to the Company
(and, in the event the certificates  representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c).

         (c)      Any  payment  or  benefit  under a  Deferred  Stock  Award  or
Performance Award to which the Participant was not irrevocably entitled prior to death will be forfeited and the Award  canceled as of the time of death,  except as otherwise determined the Committee.

         7.2.     TERMINATION OF SERVICE (OTHER THAN BY DEATH).

         If a  Participant  who is an Employee  ceases to be an Employee for any reason  other  than  death or  retirement  with  consent  of the  Company  after attainment  of age 65,  or if there is a  termination  (other  than by reason of death) of the consulting,  service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment  or other  relationship  being  hereinafter  referred to as a "Status
Change"), the following will apply:

         (a)      Except as otherwise  determined by the Committee,  all Options and Stock Appreciation  Rights held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status
Change.  Any Options or Rights that were  exercisable  immediately  prior to the
Status Change will continue to be  exercisable  for a period of three months (or such  longer  period  as the  Committee  may  determine),  and  shall  thereupon terminate,  unless the Award provides by its terms for immediate  termination in the event of a Status Change (unless  otherwise  determined by the Committee) or unless the Status Change results from a discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination  of the  Award.  In no  event,  however,  shall an  Option  or Stock
Appreciation  Right remain  exercisable beyond the latest date on which it could have been  exercised  without  regard to this  Section 7. For  purposes  of this paragraph,  in the case of a  Participant  who is an Employee,  a Status  Change
shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence  approved  for purposes of the Plan by the  Committee,  so long as the Employee's right to reemployment is guaranteed  either by statute or by  contract,  or (ii) a  transfer  of  employment  between  the  Company  and a subsidiary or between subsidiaries,  or to the employment of a corporation (or a parent or subsidiary  corporation  of such  corporation)  issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

         (b)      Except  as  otherwise   determined  by  the   Committee,   all
Restricted  Stock held by the  Participant at the time of the Status Change must be transferred to the Company (and, in the event the  certificates  representing such Restricted Stock are held by the Company,  such Restricted Stock will be so transferred  without any further action by the  Participant)  in accordance with
Section 6.3(c) above.

         (c)      Any  payment  or  benefit  under a  Deferred  Stock  Award  or
Performance Award to which the Participant was not irrevocably entitled prior to the Status  Change will be forfeited  and the Award  cancelled as of the date of such Status Change unless otherwise determined by the Committee.

         7.3.     CERTAIN CORPORATE TRANSACTIONS.

         Except as otherwise  provided by the Committee at the time of grant, in the event of a consolidation or merger in which the Company is not the surviving corporation  or  which  results  in the  acquisition  of  substantially  all the
Company's  outstanding  Stock  by a single  person  or  entity  or by a group of persons  and/or  entities  acting  in  concert,  or in the  event of the sale or transfer  of  substantially  all  the  Company's  assets  or  a  dissolution  or liquidation of the Company (a "covered transaction"),  the following rules shall apply:

         (a)      Subject  to  paragraph  (b)  below,  all  outstanding   Awards
requiring  exercise  will cease to be  exercisable,  and all other Awards to the extent  not  fully  vested  (including  Awards  subject  to  conditions  not yet satisfied or  determined)  will be forfeited,  as of the  effective  time of the covered transaction, provided that the Committee may in its sole discretion (but subject  to  Section  7.4),  on or prior to the  effective  date of the  covered transaction,  (1) make any  outstanding  Option  and  Stock  Appreciation  Right exercisable in full, (2) remove the restrictions  from any Restricted Stock, (3)
cause the Company to make any payment and provide any benefit under any Deferred
Stock  Award or  Performance  Award  and (4)  remove  any  performance  or other conditions or restrictions on any Award; or

         (b)      With  respect to an  outstanding  Award held by a  participant who,  following  the  covered  transaction,  will be  employed  by or  otherwise providing  services to an entity which is a surviving or acquiring entity in the covered  transaction or an affiliate of such an entity,  the Committee may at or prior to the effective time of the covered  transaction,  in its sole discretion and in lieu of the action described in paragraph (a) above, arrange to have such surviving  or  acquiring  entity or  affiliate  assume  any  Award  held by such participant  outstanding  hereunder or grant a replacement  award which,  in the judgment  of the  Committee,  is  substantially  equivalent  to any Award  being replaced.

         7.4.     CHANGE OF CONTROL PROVISIONS.

         (a)      Impact of Event.  Notwithstanding  any other  provision of the
Plan to the contrary,  in the event of a Change of Control, and unless otherwise provided for in any certificate or agreement evidencing an Award:

                  (1)      Acceleration  of Options  and SARs.  Any  Options and
         SARs outstanding as of the date such Change of Control is determined to
         have  occurred  and  which  are  not  then  exercisable   shall  become
         exercisable to the full extent of the original grant, and all shares of
         Restricted Stock which are not otherwise vested shall vest.  Holders of
         Performance   Awards  granted   hereunder  as  to  which  the  relevant
         performance  period has not ended as of the date such Change of Control is determined  to have  occurred  shall be entitled at the time of such
         Change of Control to receive a cash payment per Performance Award equal to the full value of the cash component of such Award (if any) plus the fair market value of Stock included in such Award.

                  (2)      Restriction  on   Application   of  Plan   Provisions
         Applicable in the Event of Termination of Employment. After a Change of
         Control,  Options  and SARs  shall not be  terminated  as a result of a termination of employment other than by reason of death, disability (as determined  by the Company) or  retirement  for seven months  following such  termination  of  employment  or until  expiration of the original terms of the Option or SAR, whichever period is shorter.

                  (3)      Restriction  on  Amendment.  In  connection  with  or
         following a Change of Control,  neither the Committee nor the Board may impose  additional  conditions  upon  exercise  or  otherwise  amend or restrict  an Option,  SAR,  share of  Restricted  Stock or  Performance
         Award,  or amend the  terms of the Plan in any  manner  adverse  to the holder thereof, without the written consent of such holder.

         (b)      Definition of Change of Control. Except as provided in Section
9 herein with respect to compliance  with Section 409A of the Code, a "Change of
Control"  shall be deemed to have  occurred  if (i) any  corporation,  person or other  entity  (other  than the  Company,  a  majority-owned  subsidiary  of the
Company,  any  employee  benefit  plan  maintained  by the Company or any of its subsidiaries  or  members of the Board on the date the Plan is  approved  by the stockholders of the Company), including a "group" as defined in Section 13(d)(3)
of the 1934 Act becomes the  beneficial  owner of Stock  representing  more than twenty-five  percent  of  the  voting  power  of  the  Company  (other  than  by consolidation or merger) or (ii) within any 24 consecutive month period, persons who  were  members  of the  Board  immediately  prior to such  24-month  period, together with any persons who were first  elected as directors  (other than as a result of any  settlement  of a proxy or  consent  solicitation  contest  or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation  of persons who were  members of the Board  immediately  prior to such 24-month  period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.

8.       GENERAL PROVISIONS

         8.1.     DOCUMENTATION OF AWARDS.

         Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time.  Such  instruments  may be in the form of agreements to be executed by both the  Participant  and the Company,  or certificates,  letters or similar instruments, which need not be executed by the
Participant  but  acceptance  of which  will  evidence  agreement  to the  terms thereof.

         8.2.     RIGHTS AS A STOCKHOLDER, DIVIDEND EQUIVALENTS.

         Except as  specifically  provided by the Plan,  the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights,  subject to any  limitations  imposed by the Plan or the instrument evidencing the Award,  only upon the issuance of Stock.  However,  the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash  dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding.
Without limitation,  the Committee may provide for payment to the Participant of amounts  representing such dividends,  either currently or in the future, or for the investment of such amounts on behalf of the Participant.

         8.3.     CONDITIONS ON DELIVERY OF STOCK.

         The  Company  will not be  obligated  to  deliver  any  shares of Stock pursuant to the Plan or to remove  restriction from shares previously  delivered under the Plan (a) until all  conditions  of the Award  have been  satisfied  or removed,  (b) until,  in the opinion of the Company's  counsel,  all  applicable federal  and state  laws and  regulation  have been  complied  with,  (c) if the outstanding  Stock is at the time  listed on any stock  exchange  or The  Nasdaq
National Market, until the shares to be delivered have been listed or authorized to be  listed  on such  exchange  or market  upon  official  notice of notice of issuance,  and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel.  If the sale of Stock has not been  registered  under  the  Securities  Act of 1933,  as amended,  the Company may require, as a condition to exercise of the Award, such
representations   or   agreements  as  counsel  for  the  Company  may  consider
appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

         If an Award is exercised by the Participant's legal representative, the
Company will be under no obligation  to deliver Stock  pursuant to such exercise until the Company is satisfied as to the authority of such representative.

         8.4.     TAX WITHHOLDING.

         The Company will  withhold  from any cash  payment made  pursuant to an
Award an amount  sufficient to satisfy all federal,  state and local withholding tax requirements (the "withholding requirements").

         In the case of an Award  pursuant to which Stock may be delivered,  the
Committee  will  have  the  right  to  require  that  the  Participant  or other appropriate  person  remit to the  Company an amount  sufficient  to satisfy the withholding  requirements,  or  make  other  arrangements  satisfactory  to  the
Committee with regard to such  requirements,  prior to the delivery of any Stock or removal of restrictions  thereon.  If and to the extent that such withholding is required,  the Committee may permit the  Participant  or such other person to elect at such time and in such  manner  as the  Committee  provides  to have the
Company hold back from the shares to be delivered, or to deliver to the Company,
Stock having a value  calculated  to satisfy the  withholding  requirement.  The
Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant.

                                       10

         If at the time an ISO is  exercised,  the  Committee  may  require as a condition  of exercise  that the person  exercising  the ISO agree to inform the
Company promptly of any disposition (within the meaning of section 424(c) of the
Code) of Stock received upon exercise.

         8.5.     TRANSFERABILITY OF AWARDS.

         Unless  otherwise  permitted by the Committee,  no Award (other than an
Award in the form of an outright transfer of cash or Unrestricted  Stock) may be transferred other than by will or by the laws of descent and distribution.

         8.6.     ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

         (a)      In the event of a stock  dividend,  stock split or combination of shares, recapitalization or other change in the Company's capitalization,  or other  distribution to holders of Stock other than normal cash dividends,  after the  effective  date of the  Plan,  the  Committee  will  make  any  appropriate adjustments to the maximum number of shares that may be delivered under the Plan under the first paragraph of Section 4 above and to the limits  described in the second paragraph of Section 4 and in Section 6.5(c).

         (b)      In any event  referred to in paragraph (a), the Committee will also make any appropriate  adjustments to the number and kind of shares of Stock or securities  subject to Awards then outstanding or subsequently  granted,  any exercise prices relating to Awards and any other provision of Awards affected by such change.  The Committee may also make such  adjustments to take into account material  changes in law or in  accounting  practices  or  principles,  mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event,  if it is  determined  by the Committee  that  adjustments  are appropriate  to avoid  distortion in the operation of the Plan;  provided,  that adjustments  pursuant to this sentence  shall not be made to the extent it would cause any Award intended to be exempt under Section  162(m)(4)(c) of the Code to fail to be so exempt.

         (c)      The adjustments  described in (a) and (b) will be made only to the extent  consistent with continued  qualification of the Option under Section
422 of the Code (in the case of an ISO),  Section 162(m) and Section 409A of the
Code.

         8.7.     EMPLOYMENT RIGHTS, ETC.

         Neither  the  adoption  of the Plan nor the grant of Awards will confer upon  any  person  any  right  to  continued  retention  by the  Company  or any subsidiary  as an Employee or  otherwise,  or affect in any way the right of the
Company  or   subsidiary  to  terminate  an   employment,   service  or  similar
relationship at any time.  Except as  specifically  provided by the Committee in any particular  case, the loss of existing or potential profit in Awards granted under  the Plan  will not  constitute  an  element  of  damages  in the event of termination  of an  employment,  service  or  similar  relationship  even if the termination is in violation of an obligation of the Company to the Participant.

         8.8.     DEFERRAL OF PAYMENTS.

                                       11

         The Committee may agree at any time,  upon request of the  Participant, to defer the date on which any payment under an Award will be made.

         8.9.     PAST SERVICES AS CONSIDERATION.

         Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Committee may determine  that such price has been satisfied by past services rendered by the Participant.

9.       EFFECT, AMENDMENT AND TERMINATION;  COMPLIANCE WITH SECTION 409A OF THE
CODE.

         Neither  adoption of the Plan nor the grant of Awards to a  Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt  other  plans or  arrangements  under  which  Stock may be issued to
Employees.

         The  Committee  may  at  any  time  or  times  amend  the  Plan  or any outstanding  Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards,  provided that (except to the extent expressly  required or permitted by the Plan) no such amendment  will,  without  the  approval  of the  stockholders  of the  Company, effectuate a change for which stockholder  approval is required in order for the
Plan to continue to qualify for the award of ISOs under  Section 422 of the Code or for the award of performance based  compensation  under Section 162(m) of the
Code.

         It is the intention of the Board that the Plan comply strictly with the provisions  of  Section  409A of the Code and  Treasury  Regulations  and  other
Internal  Revenue  Service  guidance  promulgated  thereunder (the "Section 409A
Rules) and the  Committee  shall  exercise  its  discretion  in granting  Awards hereunder (and the terms of such Awards), accordingly. The Plan and any grant of an Award hereunder may be amended from time to time (without,  in the case of an
Award,  the consent of the  Participant)  as may be necessary or  appropriate to comply with the Section 409A Rules.